UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 1, 2023
(Date of earliest event reported)

Central Index Key Number of the issuing entity: 0001561167

Sequoia Mortgage Trust 2012-6

(exact name of the issuing entity as specified in its charter)

Central Index Key Number of the depositor: 0001176320

Sequoia Residential Funding, Inc.

(exact name of the depositor as specified in its charter)

Central Index Key Number of the sponsor: 0001530239

RWT Holdings, Inc.

(Exact names of sponsor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization of the issuing entity)	333-179292-05 (Commission File Number of the issuing entity)	38-3891365 38-3891366 (I.R.S. Employer Identification Numbers)

c/o Citibank, N.A.

as Certificate Administrator

388 Greenwich Street

New York, NY

(Address of principal executive offices of the issuing entity)

10013

(Zip Code)

Registrant’s telephone number, including area code:

(212) 816-5693

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02  Termination of a Material Definitive Agreement.

Background

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC”, and collectively with Wells Fargo Bank, “Wells Fargo”) announced that it had entered into a definitive agreement with Computershare Trust Company, National Association (“CTCNA”), Computershare Delaware Trust Company (“CDTC”, and collectively with CTCNA, “Computershare”) and Computershare Limited (“CPU Ltd”) to sell substantially all of their Corporate Trust Services (“CTS”) business. Effective as of November 1, 2021 (the “Closing Date”), the sale closed, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices, transferred to Computershare. On the Closing Date, for some of the transactions in Wells Fargo’s CTS business, Wells Fargo transferred its roles and the duties, rights, and liabilities with such roles under the relevant transaction agreements (the “Roles”) to CTCNA or CDTC.

On March 23, 2021, Wells Fargo Bank, WFDTC, CTCNA, CDTC, and CPU Ltd entered into a Servicing Agreement, which was amended and restated as of October 31, 2021 (as amended, the “Servicing Agreement”) and became effective as of the Closing Date.  For those transactions in Wells Fargo’s CTS business where one or more of its Roles did not transfer to CTCNA or CDTC on the Closing Date (the “Non-Transferred Role(s) Transactions”), CTCNA or CDTC performed all or virtually all of such Roles on behalf of Wells Fargo as its agent pursuant to the Servicing Agreement.

Sequoia Mortgage Trust 2012-6

As of the Closing Date, the Sequoia Mortgage Trust 2012-6 was a Non-Transferred Role(s) Transaction and CTCNA performed the roles of master servicer and custodian under the pooling and servicing agreement governing the Sequoia Mortgage Trust 2012-6 (the “SEMT 2012-6 PSA”) as agent for Wells Fargo Bank pursuant to the Servicing Agreement, provided that pursuant to the SEMT 2012-6 PSA, the appointment of CTCNA as agent to Wells Fargo Bank did not relieve Wells Fargo Bank of responsibility for its duties and obligations under the SEMT 2012-6 PSA.

In a Current Report on Form 8-K filed on November 5, 2021, the Sequoia Mortgage Trust 2012-6 disclosed the appointment of CTCNA as agent for Wells Fargo Bank as custodian under the SEMT 2012-6 PSA and identified the Servicing Agreement as a material definitive agreement.  The Servicing Agreement was filed by the registrant on November 4, 2021 under Commission File No. 333-179292-05 and is incorporated by reference herein as Exhibit 99.1

Transfer of Roles for the Sequoia Mortgage Trust 2012-6

As of March 1, 2023 (the “Transfer Date”), (a) Wells Fargo fully transferred, and CTCNA assumed, the duties, rights, and liabilities of the master servicer and the custodian under the SEMT 2012-6 PSA, and (b) CTCNA is therefore no longer performing the roles of master servicer and custodian under the SEMT 2012-6 PSA as agent for Wells Fargo pursuant to the Servicing Agreement.  As of the Transfer Date, Wells Fargo is no longer responsible for the duties, rights, and liabilities of the master servicer and the custodian under the SEMT 2012-6 PSA.

Termination of Servicing Agreement

Therefore, as of the Transfer Date, with respect to the Sequoia Mortgage Trust 2012-6, the Servicing Agreement was terminated.

Item 6.02  Change of Servicer or Trustee.

Background

See the “Background” section in Item 1.02.

Sequoia Mortgage Trust 2012-6

See the “Sequoia Mortgage Trust 2012-6” section in Item 1.02.

Transfer of Roles for the Sequoia Mortgage Trust 2012-6

See the “Transfer of Roles for the Sequoia Mortgage Trust 2012-6” section in Item 1.02.

Reg AB Disclosure for Computershare Trust Company, National Association

Reg AB Item 1108 Disclosure

As of the Transfer Date, CTCNA is acting as custodian under the SEMT 2012-6 PSA.  CTCNA is a national banking association and a wholly-owned subsidiary of CPU Ltd, an Australian financial services company with approximately $6.2 billion

(USD) in assets as of December 31, 2022.  CPU Ltd and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000.  CTCNA provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000.  The transaction parties may maintain commercial relationships with CTCNA and its affiliates.  CTCNA maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations).

As of the Transfer Date, CTCNA is acting as master servicer under the SEMT 2012-6 PSA.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for monitoring the servicers under the terms of their respective servicing agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports, and reconciles any discrepancies with the servicers.  The master servicer may also review the servicing of defaulted loans for compliance with the terms of the SEMT 2012-6 PSA.  In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting Servicer. In some cases, upon the failure of a servicer to make a required advance of delinquent monthly payments on the mortgage loans, the master servicer will be required to terminate the defaulting servicer and to make such advance to the extent that the master servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loans. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, CTCNA acquired a business that has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2022, CTCNA was acting in some cases as the master servicer, and in most cases as agent for the master servicer, on approximately 1,824 residential mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $207 billion (USD).

As a result of CTCNA not being a deposit-taking institution, any accounts that the master servicer is required to maintain pursuant to the SEMT 2012-6 PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the SEMT 2012-6 PSA, including any applicable eligibility criteria for account banks set forth in the SEMT 2012-6 PSA.

As of the Transfer Date, CTCNA is acting as custodian of the mortgage loan files under the SEMT 2012-6 PSA.  In that capacity, CTCNA is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. CTCNA maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, CTCNA acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, CTCNA was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 9 million residential mortgage loan files.

CTCNA, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the mortgage loan seller(s) or an affiliate of the mortgage loan seller(s).  The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

The assessment of compliance with applicable servicing criteria as of and for the period from January 1, 2022 to and including December 31, 2022 (the “Period”), furnished pursuant to Item 1122 of Regulation AB by the Computershare Corporate Trust division of Computershare Trust Company for its RMBS master servicing platform (the “2022 CTC RMBS Master Servicing Assessment”), disclosed that a material instance of noncompliance occurred with respect to the servicing criterion set forth in Item 1122(d)(2)(v) of Regulation AB.

Specifically, as set forth in the 2022 CTC RMBS Master Servicing Assessment, custodial accounts for certain transactions in the RMBS master servicing platform maintained by Computershare Trust Company were not “maintained at a federally insured depository institution as set forth in the transaction agreements” as required by Item 1122(d)(2)(v), because they did not satisfy account eligibility requirements.  The 2022 CTC RMBS Master Servicing Assessment further states that such custodial accounts, which were maintained at Wells Fargo Bank during the Period, did not satisfy account eligibility requirements because (i) Wells Fargo Bank’s, or its holding company’s, as applicable, long-term and/or short-term issuer ratings during the Period were lower than the related ratings thresholds required by the transaction agreements for such transactions, and (ii) there was no alternative means during the Period to satisfy account eligibility requirements for such transactions.

The 2022 CTC RMBS Master Servicing Assessment states that Computershare Trust Company intends to address the account eligibility noncompliance as part of its ongoing transition of the corporate trust business and may either move the affected accounts to banking institutions with requisite long-term and/or short-term issuer ratings or pursue alternative means to satisfy account eligibility requirements in the transaction agreements such as seeking a rating agency confirmation from relevant rating agencies.  In the discussion of the material instance of noncompliance in the 2022 CTC RMBS Master Servicing Assessment, Computershare Trust Company further states that it believes that such technical noncompliance does not have a material impact on either (i) the ability of Computershare Trust Company to master service the transactions in accordance with the transaction agreements, or (ii) the securities issued in connection with the related transactions or the investors holding such securities.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.		Description

Exhibit 99.1

Second Amended And Restated Servicing Agreement, dated as of October 31, 2021 (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated November 1, 2021 under Commission File No. 333-179292-05 and is incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequoia Residential Funding, Inc. (Depositor)

/s/ Jeremy P. Strom
Jeremy P. Strom, President & Senior Officer in Charge of Securitization

Date: March 7, 2023

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